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                                                                    Exhibit 22.

Subsidiaries of the Registrant.
                                                                      STATE OF
        SUBSIDIARY                                                 INCORPORATION

GETTY PROPERTIES CORP.                                              Delaware

     AOC TRANSPORT, INC.                                            Delaware

     AERO OIL COMPANY, INC.                                         Pennsylvania

     DONNA OIL CORP.                                                New York

     GETTYMART INC.                                                 Delaware

     LEEMILT'S FLATBUSH AVENUE, INC.                                New York

     LEEMILT'S PETROLEUM, INC.                                      New York

     RECO PETROLEUM, INC.                                           Pennsylvania

     ROSEDALE HOLDING, LLC*                                         Delaware

     SLATTERY GROUP INC.                                            New Jersey
       ENERGY RESOURCE & RECOVERY CORPORATION                       New York
       HSCO GROUP, INC.                                             New York

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP**                     New York




*50% ownership

**99% owned by the registrant, representing the limited partner units, and 1% owned by Getty Properties Corp., representing the general partner interest.